Ford Motor Credit Company
                           Ford Credit Auto Owner Trust 1998-B
                                Monthly Servicing Report

       Collection Period                                   December,1998
       Distribution Date                                         1/15/99

                                                          Dollar Amount
       Total Portfolio                               $  3,000,017,934.92
       Total Securities                                 3,060,000,000.00
       Class A-1 Notes                                    750,000,000.00
       Class A-2 Notes                                  1,000,000,000.00
       Class A-3 Notes                                    785,000,000.00
       Class A-4 Notes                                    300,000,000.00
       Class B Notes                                      105,000,000.00
       Class C Certificates                                60,000,000.00
       Class D Certificates                                60,000,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
                Interest Collections                 $     11,737,302.00
            Repurchased Loan Proceeds Related to Interest      36,293.01
                 Total Simple Int Receivables Interest     11,773,595.01
       Pre Computed Receivables Interest Collections        3,927,200.52
                 Total Interest Collections          $     15,700,795.53

       Servicer Advances:
            Simple Interest Servicer Advances        $      4,804,859.52
            Precomputed Servicer Advances - Principal       1,771,575.50
            Precomputed Servicer Advances - Interest          624,407.42
                 Total Servicer Advances                    7,200,842.44

       Principal:
       'Simple Interest Receivables Principal
            Principal Collections                    $     35,064,652.83
            Prepayments in Full                            26,690,720.75
            Repurchased Loan Proceeds Related to Principal  1,649,840.80
            Other Refunds Related to Principal                 17,706.22
                 Total Simple Int Receivables Principal 63,422,920.60 Pre Computed Receivables Principal
            Principal Collections                    $     12,423,130.57
            Prepayments in Full                             8,175,210.64
            Prepayments in Full Due to Admin Repurchases      149,710.84
            Payahead Draws                                    723,716.76
                 Total Pre Computed Receivables Principal  21,471,768.81
       Liquidation Proceeds                                 1,232,630.74
       Recoveries from Prior Month Charge-Offs                 33,432.63
                 Total Principal Collections               86,160,752.78

       Principal Losses for Collection Period               2,620,560.14
                 Total Regular Principal Reduction         89,286,825.05

       Total Collections                             $    109,062,390.75

                                                                       Amt per
                                                                       $1000 of
                                                                       Original
       II. DISTRIBUTIONS                                  Amount       Principal
       Total Collections                           $ 109,062,390.75  $    35.64






       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              109,062,390.75       35.64

       Servicing Fee:
       Servicing Fee Due                           $   1,910,261.17  $     0.62
       Servicing Fee Paid                              1,910,261.17        0.62
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $           0.00  $     0.00
            Class A-1 Notes Monthly Interest Paid              0.00        0.00
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int Carryover Shortfall     0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $   4,742,000.83  $     4.74
            Class A-2 Notes Monthly Interest Paid      4,742,000.83        4.74
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int Carryover Shortfall     0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   3,826,875.00  $     4.88
            Class A-3 Notes Monthly Interest Paid      3,826,875.00        4.88
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int Carryover Shortfall     0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   1,475,000.00  $     4.92
            Class A-4 Notes Monthly Interest Paid      1,475,000.00        4.92
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int Carryover Shortfall     0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     538,125.00  $     5.13
            Class B Notes Monthly Interest Paid          538,125.00        5.13
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int Carryover Shortfall       0.00        0.00

       Total Note Monthly Interest
            Total Note Monthly Interest Due        $  10,582,000.83  $     3.60
            Total Note Monthly Interest Paid          10,582,000.83        3.60
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int Carryover Shortfall          0.00        0.00

       Class C Certificates Monthly Interest
            Class C Certificates Monthly Int Due   $     320,000.00  $     5.33
            Class C Certificates Monthly Interest Paid   320,000.00        5.33
            Class C Certificates Monthly Interest Shortfall    0.00        0.00
            Class C Certificates Int Carryover Shortfall       0.00        0.00
            Change in Class C Certs Int Carryover Shortfall    0.00        0.00

       Class D Certificates Monthly Interest






            Class D Certificates Monthly Int Due   $     375,000.00  $     6.25
            Class D Certificates Monthly Interest Paid   375,000.00        6.25
            Class D Certificates Monthly Interest Shortfall    0.00        0.00
            Class D Certificates Int Carryover Shortfall       0.00        0.00
            Change in Class D Certs Int Carryover Shortfall    0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Certs Monthly Int Due   $  11,277,000.83  $     3.69
            Total Note and Certs Monthly Int Paid     11,277,000.83        3.69
            Total Note and Certs Monthly Int Shortfall         0.00        0.00
            Total Note and Certs Int Carryover Shortfall       0.00        0.00
            Change in Total Note and Certificate Int
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $  95,875,128.75

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount                0.00        0.00
            Regular Principal Distribution Amount     95,107,223.14       31.08
                 Principal Distribution Amount        95,107,223.14       31.08

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $           0.00  $     0.00
            Class A-2 Notes Monthly Principal Paid    95,107,223.14       95.11
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid            95,107,223.14       32.35

            Class C Certs Monthly Principal Paid   $           0.00  $     0.00
            Class D Certs Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid         95,107,223.14       31.08

       Collections Released to Servicer            $     767,905.61

       Total Available for Distribution            $ 109,062,390.75
       Total Distributions (including Servicing Fee)$ 109,062,390.75

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  2,171,103,620.69$  2,075,996,397.55
            Note Pool Factor                       0.7384706          0.7061212
            Class A-1 Notes Balance                     0.00               0.00
            Class A-1 Notes Pool Factor            0.0000000          0.0000000
            Class A-2 Notes Balance           981,103,620.69     885,996,397.55
            Class A-2 Notes Pool Factor            0.9811036          0.8859964
            Class A-3 Notes Balance           785,000,000.00     785,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           300,000,000.00     300,000,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             105,000,000.00     105,000,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       60,000,000.00      60,000,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       60,000,000.00      60,000,000.00
            Class D Certificates Balance           1.0000000          1.0000000
            Total Note and Certs Balance    2,291,103,620.69   2,195,996,397.55
       Portfolio Information:






            Weighted Average Coupon (WAC)              11.02%             11.03%
            Weighted Average Remaining Maturity (WAM)  40.23              39.37
            Remaining Number of Receivables          204,065            199,894
            Portfolio Receivable Balance $  2,292,313,398.06$  2,203,026,573.01

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $      7,030,175.46
       Specified Credit Enhancement Amount                        22,030,265.73

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $     15,000,090.27
       Specified Reserve Account Balance                          15,000,090.27
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                       15,000,090.27
       Reserve Account Deposits Made                                       0.00
       Ending Reserve Account Balance                             15,000,090.27
       Change in Reserve Account Balance                                   0.00

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $      1,232,630.74
            Recoveries from Prior Month Charge-Offs                   33,432.63
       Total Losses for Collection Period                          2,723,514.06
       Charge-off Rate for Collection Period (annualized)                  0.78%
       Cumulative Net Losses for all Periods                       7,657,697.10
       Delinquent Receivables:
            31-60 Days Delinquent                           $     41,039,580.64
            61-90 Days Delinquent                                  3,708,635.30
            91-120 Days Delinquent                                   788,981.05
            Over 120 Days Delinquent                                 495,716.35
       Repossesion Inventory                                $      3,895,461.79

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.5447%
            Preceding Collection Period                                  0.6596%
            Current Collection Period                                    0.7960%
            Three Month Average                                          0.6668%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.1359%
            Preceding Collection Period                                  0.1725%
            Current Collection Period                                    0.1906%
            Three Month Average                                          0.1663%